UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ORION HEALTHCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

April 20, 2006
To Our Stockholders:
          On behalf of the board of directors and management of Orion HealthCorp, Inc. (the “Company”), I cordially invite you to attend the Annual Meeting of Stockholders to be held on Friday, May 12, 2006, at 8:00 a.m. local time, at 1805 Old Alabama Road, Roswell, Georgia 30076.
          The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Also included in this mailing is a copy of our 2006 Annual Report to Stockholders and a form of proxy for use in voting at the Annual Meeting. Once the business of the Annual Meeting is concluded, I will report on the operations of the Company. Directors and officers of the Company, as well as a representative of UHY Mann Frankfort Stein & Lipp CPAs, L.L.P., the Company’s independent public auditors, will be available to respond to any questions stockholders may have.
          The matters to be considered by stockholders at the Annual Meeting are described in the accompanying Notice of Annual Meeting and Proxy Statement. The board of directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the board of directors unanimously recommends a vote “FOR” each director nominee, “FOR” ratification of the appointment of UHY Mann Frankfort Stein & Lipp CPAs, L.L.P. as the Company’s independent public auditors and for each other matter to be considered.
          WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend the Annual Meeting. YOUR VOTE IS VERY IMPORTANT TO OUR COMPANY.

Sincerely,

Terrence L. Bauer President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2006
GENERAL
BACKGROUND
ABOUT THE MEETING
FORWARD LOOKING STATEMENTS
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL I — Election of Directors
DIRECTOR AND EXECUTIVE OFFICER COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL II — Appointment of Our Independent Public Auditors
MISCELLANEOUS
STOCKHOLDER PROPOSALS
FORM 10-KSB
INCORPORATION BY REFERENCE

ORION HEALTHCORP, INC.
1805 OLD ALABAMA ROAD, SUITE 350
ROSWELL, GEORGIA 30076
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 12, 2006
          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Orion HealthCorp, Inc. (the “Company”) will be held on Friday, May 12, 2006, at 8:00 a.m. local time, at 1805 Old Alabama Road, Roswell, Georgia 30076, or at any adjournments or postponements thereof. The Proxy Statement and a proxy card for the Annual Meeting are enclosed.
          The Annual Meeting is for the purpose of considering and acting upon the following matters:
          1. Election of five directors of the Company to serve until the 2007 annual meeting of stockholders or until their respective successors are elected and qualified;
          2. Ratification of the appointment of UHY Mann Frankfort Stein & Lipp CPAs, L.L.P. as the Company’s independent public auditors; and
          3. Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
          Execution of a proxy in the form enclosed also permits the proxy holders to vote, in their discretion, upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. As of the date of mailing, the board of directors is not aware of any other matters that may come before the Annual Meeting. Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment or postponement, the Annual Meeting may be adjourned or postponed. Stockholders of record at the close of business on March 27, 2006 are the stockholders entitled to vote at the Annual Meeting and any adjournments or postponements thereof.
          WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY YOU GIVE MAY BE REVOKED BEFORE THE VOTE AT THE ANNUAL MEETING BY DELIVERING TO THE CORPORATE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. IF YOU ARE PRESENT AT THE ANNUAL MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen H. Murdock Corporate Secretary
Roswell, Georgia
April 20, 2006

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

1

PROXY STATEMENT
OF
ORION HEALTHCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 12, 2006
GENERAL
          Our board of directors is soliciting your proxy in connection with our 2006 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held on Friday, May 12, 2006, at 8:00 a.m. local time, at 1805 Old Alabama Road, Roswell, Georgia 30076, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. All stockholders are entitled and encouraged to attend the Annual Meeting in person. This Proxy Statement and the accompanying Notice of Annual Meeting are being first mailed to stockholders on or about April 20, 2006.
BACKGROUND
          On December 15, 2004, Orion HealthCorp, Inc. (then operating under the name SurgiCare, Inc.) (the “Company”) underwent a restructuring (the “Restructuring”) whereby the Company: (i) acquired three healthcare service companies, Integrated Physician Solutions, Inc. (“IPS”), Medical Billing Services, Inc. (“MBS”) and Dennis Cain Physician Solutions, Ltd. (“DCPS”); (ii) issued new equity securities for cash and contribution of outstanding debt; (iii) restructured its debt facilities; (iv) completed a one-for-ten reverse stock split (the “Reverse Stock Split”); (v) created three new classes of common stock (Class A, Class B and Class C); and (vi) changed its name to Orion HealthCorp, Inc. As a result of the Restructuring, IPS and MBS became wholly owned subsidiaries of the Company and DCPS became a wholly owned subsidiary of MBS.
          Prior to the Restructuring, the Company’s common stock was traded on the American Stock Exchange (“AMEX”) under the symbol SRG. As part of the Restructuring, (i) the Company’s common stock was reclassified as Class A Common Stock, resulting in the Class A Common Stock being traded on AMEX under the symbol ONH, (ii) the Company issued additional shares of Class A Common Stock to the former stockholders and certain creditors of IPS, (iii) the Company issued shares of its newly created Class B Common Stock to certain investors, including Brantley Partners IV, L.P. (“Brantley IV”) and Brantley Capital Corporation (“Brantley Capital”), and (iv) the Company issued shares of its newly created Class C Common Stock to the former equity owners of MBS and DCPS. Also, from the time of completion of the Restructuring, Brantley IV and its affiliates, Brantley Venture Partners III, L.P. (“Brantley III”) and Brantley Capital, owned a majority of the voting power of the equity securities of the Company, making the Company a “controlled company” under the listing rules of AMEX. On April 12, 2006, Brantley IV and Brantley III filed with the Securities and Exchange Commission (“SEC”) an amendment to their Schedule 13D relating to the Company indicating that Brantley Capital had terminated its investment advisory relationship with Brantley Capital Management, L.L.C. (“Brantley Capital Management”) on September 28, 2005, which resulted in Brantley Capital no longer being an affiliate of Brantley III or Brantley IV. Therefore, no individual or group now owns a majority of the voting power of the equity securities of the Company and the Company is no longer a “controlled company” under the listing rules of AMEX.
ABOUT THE MEETING
Why am I receiving this Proxy Statement and proxy card?
          You are receiving a Proxy Statement and proxy card because you own shares of Class A Common Stock of the Company, shares of Class B Common Stock of the Company, and/or shares of Class C Common Stock of the Company (collectively, “Common Stock”). This Proxy Statement describes proposals on which we would like you, as a stockholder, to vote. It also gives you information on the proposals so that you can make an informed decision.
          When you sign the proxy card, you appoint Terrence L. Bauer and Stephen H. Murdock, and each of them, as your proxies to vote your shares of Common Stock at the Annual Meeting and at all adjournments or postponements of the Annual Meeting. All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted in accordance with the directions given. Other than the proposals described in this Proxy Statement, we do not know of any other matters that will be considered at the Annual Meeting. Execution of a proxy card, however, confers on the designated proxy holders discretionary authority to vote the shares represented by the proxy on other business, if any, that may properly come before the Annual Meeting or any adjournment or postponement thereof.

What am I voting on?
          You are being asked to vote on the following proposals:

Proposal I	To elect five directors to serve until the 2007 annual meeting of stockholders or until their successors are elected and qualified; and

Proposal II	To ratify the appointment of UHY Mann Frankfort Stein & Lipp CPAs, L.L.P. (“UMFSL”) as the Company’s independent public auditors.
Who is entitled to vote?
          Our board of directors has fixed the close of business on March 27, 2006, as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the record date, there were 24,314,084 shares of Common Stock outstanding that were held by approximately 469 stockholders of record, including 12,428,042 shares of our Class A Common Stock issued and outstanding that were held by approximately 459 stockholders of record, 10,448,470 shares of our Class B Common Stock issued and outstanding that were held by approximately 4 stockholders of record, and 1,437,572 shares of our Class C Common Stock issued and outstanding that were held by approximately 6 stockholders of record. Stockholders of record as of the close of business on the record date are entitled to one vote for each share of Common Stock (regardless of class) of the Company then held.
How many shares must be represented to have a quorum?
          The holders of a majority of the total shares of our Common Stock outstanding on the record date, whether present at the Annual Meeting in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each stockholder who signs and returns the enclosed form of proxy card will be counted for the purposes of determining the presence of a quorum at the Annual Meeting, whether or not the stockholder abstains on all matters or any matter to be acted on at the meeting. Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit the further solicitation of proxies.
How many votes are required to approve the proposals?
          As to the election of directors (Proposal I) the proxy being provided by the board of directors enables a stockholder to vote FOR any or all of the director nominees or WITHHOLD your vote as to any or all of the nominees. Directors are elected by a plurality of votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors. As a result, the five nominees receiving the highest number of votes cast at the Annual Meeting will be elected, regardless of whether that number represents a majority of the votes cast or a majority of the total votes entitled to be cast. Thus, a WITHHELD vote will have no impact on the election of directors. Stockholders may not cumulate votes in the election of directors (Proposal I).
          The affirmative vote of a majority of the total number of shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote is needed to approve the ratification of the appointment of UMFSL as the Company’s independent public auditors (Proposal II). With respect to Proposal II, you have the opportunity to vote FOR, AGAINST or ABSTAIN.
          Abstentions and broker non-votes are not counted in the tally of votes FOR or AGAINST a proposal. As a result, abstentions and broker non-votes will have the following effects on the outcome of each of the proposals to be considered at the Annual Meeting:
•	With respect to Proposal I, abstentions and broker non-votes will have no impact on the outcome of the vote; and

•	With respect to Proposal II, abstentions and broker non-votes will have the same effect as a vote AGAINST the proposal.

What if I return my proxy card but do not provide voting instructions?
          If you sign and return your proxy card, but do not include instructions, your proxy will be voted FOR the election of each nominee for director identified in Proposal I and FOR Proposal II. Additionally, your proxy will be voted in the discretion of the proxies with respect to any other business that properly comes before the meeting.
          Stockholders may vote part of their shares in favor of the proposal and refrain from voting the remaining shares or, except in the election of directors (Proposal I), may vote them against the proposal. If you execute a proxy card and do not specify the number of shares that you are voting affirmatively, the proxy will be voted with respect to all shares that you are entitled to vote.
What does it mean if I receive more than one proxy card?
          It means that you have multiple accounts at the transfer agent and/or with brokers or that you own shares of more than one class of Common Stock. Please sign and return all proxy cards to ensure that all your shares are voted. You may wish to consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address for better customer service.
What if I change my mind after I return my proxy?
          You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:
•	Sending written notice to our Corporate Secretary at 1805 Old Alabama Road, Suite 350, Roswell, Georgia 30076;

•	Signing and returning another proxy with a later date; or

•	Voting in person at the Annual Meeting.
          Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.
Will my shares be voted if I do not sign and return my proxy card?
          If your shares are held in street name (i.e., in the name of your brokerage firm), your brokerage firm may vote your shares under certain circumstances. These circumstances include certain “routine” matters, such as the election of directors (Proposal I) and the ratification of the appointment of UMFSL as the Company’s independent public auditors (Proposal II). Therefore, if you do not vote your proxy, your brokerage firm may either vote your shares on routine matters, or leave your shares unvoted. When a brokerage firm votes its customers’ shares on routine matters without having received voting instructions, these shares are counted for purposes of establishing a quorum to conduct business at the meeting.
What happens if the Annual Meeting is postponed or adjourned?
          If the Annual Meeting is postponed or adjourned for any reason, including permitting the further solicitation of proxies, at any subsequent reconvening of the meeting all proxies will be voted in the same manner as they would have been voted at the original Annual Meeting. However, as described above, you may revoke your proxy and change your vote at any time before the polls are closed at the reconvened meeting.
How do I vote?
          You may vote by mail. You do this by signing your proxy card and mailing it in the enclosed, prepaid and self-addressed envelope.
          You may vote in person at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote at the meeting. If you hold your shares in “street name” (through a broker or other nominee), you must request a legal proxy from your stockbroker in order to vote at the meeting.

FORWARD LOOKING STATEMENTS
          Certain statements in this Proxy Statement constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act,” and collectively, with the Securities Act, the “Acts”). Forward-looking statements include statements preceded by, followed by or that include the words “may”, “will”, “would”, “could”, “should”, “estimates”, “predicts”, “potential”, “continue”, “strategy”, “believes”, “anticipates”, “plans”, “expects”, “intends” and similar expressions. Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.
          The forward-looking statements in this Proxy Statement are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of the Company and its affiliated companied described herein. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts. Any number of factors could affect future operations and results, including, without limitation, changes in federal or state healthcare laws and regulations and third party payer requirements, changes in costs of supplies, the loss of major customers, labor and employee benefits, forbearance on the Company’s revolving lines of credit as a result of the Company’s default on its financial covenants, increases in interest rates on the Company’s indebtedness as well as general market conditions, competition and pricing, integration of business and operations and the success of the Company’s business strategies. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
          The board of directors has set March 27, 2006, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Stockholders of record as of the close of business on the record date are entitled to one vote for each share of Common Stock (regardless of class) of the Company then held. As of the record date, the Company had 24,314,084 shares of Common Stock issued and outstanding, including 12,428,042 shares of Class A Common Stock of the Company, 10,448,470 shares of Class B Common Stock of the Company, and 1,437,572 shares of Class C Common Stock of the Company. The Amended and Restated Certificate of Incorporation of the Company (the “Charter”) provides that all holders of all classes of Common Stock shall vote together as a single class with respect to Proposals I and II.
          The following table sets forth certain information with respect to Common Stock beneficially owned as of April 12, 2006, by (i) each person known to us to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) each of the members or nominees of the board of directors, (iii) each of the executive officers of the Company named in the summary compensation table below, and (iv) all directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed beneficially owned by a person if the person has the right to acquire shares (for example, upon the exercise of an option or warrant) within sixty days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date. The information in the table is based on information provided to the Company by the person or group, including filings made by such person with the SEC. Other than as noted below, management knows of no person or group that owns more than 5% of the outstanding shares of Common Stock at the record date.

	Class A Common Stock			Class B Common Stock		Class C Common Stock
	Beneficially Owned			Beneficially Owned		Beneficially Owned
	Number of		Percentage	Number of	Percentage	Number of	Percentage
	Class A		of	Class B	of	Class C	of
Name of Beneficial Owner	Shares(1)		Class(1)	Shares(2)	Class(2)	Shares(3)	Class(3)
Robert P. Pinkas(4)	46,419,197	(5)	63.42%	7,863,996 (6)	75.26%	—	—
Pinkas Family Partners, L.P.(4)	46,419,197	(7)	63.42%	7,863,996 (8)	75.26%	—	—
Brantley Venture Partners III, L.P.(4)	2,321,649		3.17%	—	—	—	—
Brantley Venture Management III, L.P.(4)	2,321,649	(9)	3.17%	—	—	—	—
Brantley Capital Corporation(10)	11,003,509	(11)	15.03%	1,722,983	16.49%	—	—
Brantley Partners IV, L.P.(4)	44,097,548	(12)	60.25%	7,863,996	75.26%	—	—

	Class A Common Stock			Class B Common Stock			Class C Common Stock
	Beneficially Owned			Beneficially Owned			Beneficially Owned
	Number of		Percentage	Number of		Percentage	Number of	Percentage
	Class A		of	Class B		of	Class C	of
Name of Beneficial Owner	Shares(1)		Class(1)	Shares(2)		Class(2)	Shares(3)	Class(3)
Brantley Venture Management IV, L.P.(4)	44,097,548	(13)	60.25%	7,863,996	(14)	75.26%	—	—
Terrence L. Bauer(15)	13,461		*	—		—	—	—
Paul H. Cascio(4)	—		—	—		—	—	—
Michael J. Finn(4)	—		—	—		—	—	—
David Crane	2,272	(16)	*	—		—	—	—
Joseph M. Valley, Jr.(17)	—		—	—		—	—	—
Crossroads 1999 Direct/ Co-investment Portfolio A, L.P.	2,539,629	(18)	3.47%	467,033		4.47%	—	—
Crossroads Cornerstone Direct/ Co-investment Fund V, L.P.	2,144,981	(19)	2.93%	394,348		3.78%	—	—
D/V Cain Family, L.P.	1,191,918	(20)	1.63%	—		—	718,789	50.00%
Dennis M. Cain	1,191,918	(21)	1.63%	—		—	718,789	50.00%
Tommy M. Smith	963,070	(22)	1.32%	—		—	580,780	40.40%
Stephen H. Murdock (23)	—		—	—		—	—	—
Keith G. LeBlanc	461,462	(24)	*	—		—	—	—
All directors and executive officers as a group (9 persons)	2,632,183	(25)	3.60%	—		—	1,299,569	90.40%

*	Indicates beneficial ownership of less than 1%.

(1)	For purposes of calculating the number of shares of Class A Common Stock and the percentage beneficially owned, the number of shares of Class A Common Stock for each person or group deemed outstanding includes: (i) 12,428,042 shares of Class A Common Stock outstanding as of April 12, 2006, (ii) any shares of Class A Common Stock issuable by us pursuant to options and warrants held by the respective person or group which may be exercised within 60 days following April 12, 2006 (“Presently Exercisable Options”), (iii) any shares of Class Common Stock issuable by us upon conversion of convertible debt of the Company as of April 12, 2006; and (iv) shares of Class A Common Stock issuable by us upon conversion of shares of Class B Common Stock and Class C Common Stock, which are convertible into 56,816,628 shares and 1,437,572 shares of Class A Common Stock, respectively, as of April 12, 2006. The shares of Class B Common Stock and the shares of Class C Common Stock are convertible at the option of the holder into shares of Class A Common Stock at a variable rate determined pursuant to a formula as described under the caption “Item 5. Market for Common Equity and Related Stockholder Matters — Recent Sales of Unregistered Securities” of the Company’s Form 10-KSB, which was filed on March 31, 2006. As of April 12, 2006, each share of Class B Common Stock was convertible into 5.437794048181 shares of Class A Common Stock and each share of Class C Common Stock was convertible into one share of Class A Common Stock.
(2)	For purposes of calculating the number of shares of Class B Common Stock and the percentage beneficially owned, the number of shares of Class B Common Stock outstanding as of April 12, 2006 was 10,448,470.
(3)	For purposes of calculating the number of shares of Class C Common Stock and the percentage beneficially owned, the number of shares of Class C Common Stock outstanding as of April 12, 2006, was 1,437,572.
(4)	The business address of Robert P. Pinkas (“Mr. Pinkas”), Pinkas Family Partners, L.P. (“Pinkas Partners”), Brantley III, Brantley Venture Management III, L.P. (“Brantley Management III”), Brantley IV, Brantley Venture Management IV, L.P. (“Brantley Management IV”), Paul H. Cascio, and Michael J. Finn is 3201 Enterprise Parkway, Suite 350, Beachwood, OH 44122. Mr. Cascio and Mr. Finn each serve as general partner of Brantley Management III, which is the sole general partner of Brantley III, and Brantley Management IV, which is the sole general partner of Brantley IV. These relationships do not provide either Messr. Cascio or Finn with shared voting or dispositive power with respect to the shares held by Brantley III and Brantley IV and therefore neither Mr. Cascio nor Mr. Finn is deemed to beneficially own the shares held by Brantley III or Brantley IV. Pursuant to a Stockholders Agreement, dated as of December 15, 2004 (the “Stockholders Agreement”), as amended from time to time, each of Brantley III, Brantley IV and Brantley Capital have agreed to cast all votes necessary to elect as members of the board of directors of the Company one director as shall have been nominated by each of Brantley III, Brantley IV and Brantley Capital. Brantley III and Brantley IV disclaim that they are part of a “group” by virtue of the Stockholders Agreement for purposes of Section 13(d)(3) of the Exchange Act, and each disclaims beneficial ownership of all securities of the Company held by any other party to the Stockholders Agreement.
(5)	The shares consist of (a) 2,321,649 shares of Class A Common Stock owned by Brantley III; (b) 42,762,791 shares of Class A Common Stock issuable upon conversion of 7,863,996 shares of Class B Common Stock owned by Brantley IV; (c) 20,455 shares of Class A Common Stock issuable upon exercise of warrants to purchase Class A Common Stock owned by Brantley IV; and (d) 1,314,302 shares of Class A Common Stock issuable upon conversion of $1,250,000 of convertible debt of the Company held by Brantley IV. Mr. Pinkas is the sole general partner of Pinkas Partners. Pinkas Partners is a general partner of, and holds a majority of the general partnership interests of, Brantley Management III, which is the sole general partner of Brantley III; and is a general partner of and holds a majority of the general partnership interests of Brantley Management IV, which is the sole general partner of Brantley IV. Due to Mr. Pinkas’ relationships with Brantley III and Brantley IV, he may be deemed to share voting and dispositive power with respect to the shares held by Brantley III and Brantley IV. Mr. Pinkas disclaims beneficial ownership of any shares except to the extent of a pecuniary interest therein.

(6)	The shares are the 7,863,996 shares of Class B Common Stock owned by Brantley IV. See footnote (5) above for an explanation of Mr. Pinkas’s relationship to Brantley IV. Mr. Pinkas disclaims beneficial ownership of any shares except to the extent of a pecuniary interest therein.

(7)	The shares consist of (a) 2,321,649 shares of Class A Common Stock owned by Brantley III; (b) 42,762,791 shares of Class A Common Stock issuable upon conversion of 7,863,996 shares of Class B Common Stock owned by Brantley IV; (c) 20,455 shares of Class A Common Stock issuable upon exercise of warrants to purchase Class A Common Stock owned by Brantley IV; and (d) 1,314,302 shares of Class A Common Stock issuable upon conversion of $1,250,000 of convertible debt of the Company held by Brantley IV. See footnote (5) above for an explanation of Pinkas Partners’ relationship to these entities. As a result of these relationships, Pinkas Partners may be deemed to share voting and dispositive power of, and therefore beneficially own, the shares held by Brantley III and Brantley IV. Pinkas Partners disclaims beneficial ownership of any shares except to the extent of its pecuniary interest therein.

(8)	The shares are the 7,863,996 shares of Class B Common Stock owned by Brantley IV. See footnote (5) above for an explanation of Mr. Pinkas’s relationship to Brantley IV. As a result of this relationship, Pinkas Partners may be deemed to share voting and dispositive power of, and therefore beneficially own, the shares held by Brantley IV. Pinkas Partners disclaims beneficial ownership of any shares except to the extent of its pecuniary interest therein.

(9)	The shares are the 2,321,649 shares of Class A Common Stock owned by Brantley III, which Brantley Management III may be deemed to beneficially own in its capacity as sole general partner of Brantley III. Brantley Management III disclaims beneficial ownership of any shares except to the extent of its pecuniary interest therein.

(10)	The business address of Brantley Capital is c/o MVC Capital, 287 Bowman Avenue, Purchase, New York 10577. Pursuant to the Stockholders Agreement, each of Brantley III, Brantley IV and Brantley Capital have agreed to cast all votes necessary to elect as members of the board of directors of the Company, one director as shall have been nominated by each of Brantley III, Brantley IV and Brantley Capital. Brantley Capital disclaims that it is part of a “group” by virtue of the Stockholders Agreement for purposes of Section 13(d)(3) of the Exchange Act, and it disclaims beneficial ownership of all securities of the Company held by any other party to the Stockholders Agreement.

(11)	The shares consist of (a) 1,629,737 shares of Class A Common Stock; (b) 9,369,227 shares of Class A Common Stock issuable upon conversion of 1,722,983 shares of Class B Common Stock; and (c) 4,545 shares of Class A Common Stock issuable upon exercise of warrants to purchase Class A Common Stock. All shares are owned directly by Brantley Capital. Brantley Capital has sole voting and dispositive power with respect to such shares.

(12)	The shares consist of (a) 42,762,791 shares of Class A Common Stock issuable upon conversion of 7,863,996 shares of Class B Common Stock; (b) 20,455 shares of Class A Common Stock issuable upon exercise of warrants to purchase Class A Common Stock; and (c) 1,314,302 shares of Class A Common Stock issuable upon conversion of $1,250,000 of convertible debt of the Company held by Brantley IV. The shares are directly owned by Brantley IV and Brantley IV has sole voting and dispositive power with respect to such shares. As part of the Restructuring, the Company granted Brantley IV the right to purchase shares of Class A Common Stock for cash in an amount up to an aggregate of $3 million after the closing of the Restructuring (the “Purchase Right”). Brantley IV may exercise the Purchase Right at any time after December 15, 2004. Each additional investment will be: (i) subject to the approval of a majority of the members of the board of directors of the Company that are not affiliated with Brantley IV, (ii) consummated on a date mutually agreed by the Company and Brantley IV, and (iii) accomplished with documentation reasonably satisfactory to the Company and Brantley IV. Pursuant to the terms of the Purchase Right, the purchase price per share of the Class A Common Stock will be equal to the lesser of (a) $1.25, and (b) 70% multiplied by the average of the daily average of the high and low price per share of the Class A Common Stock on AMEX or a similar system on which the Class A Common Stock shall be listed at the time, for the twenty trading days immediately preceding the date of the closing of the exercise of the Purchase Right. The shares do not include shares that Brantley IV may have the right to purchase pursuant to the Purchase Right because the purchase and sale of the shares is subject to approval of the unaffiliated members of the board of directors.

(13)	The shares consist of (a) 42,762,791 shares of Class A Common Stock issuable upon conversion of 7,863,996 shares of Class B Common Stock owned by Brantley IV; (b) 20,455 shares of Class A Common Stock issuable upon exercise of warrants to purchase Class A Common Stock owned by Brantley IV; and (c) 1,314,302 shares of Class A Common Stock issuable upon conversion of $1,250,000 of convertible debt of the Company held by Brantley IV. Brantley Management IV is the sole general partner of Brantley IV and, in such capacity, may be deemed to share voting and dispositive power with respect to, and to beneficially own, the shares held by Brantley IV. Brantley Management IV disclaims beneficial ownership of any such shares except to the extent of its pecuniary interest therein.

(14)	The shares are the 7,863,996 shares of Class B Common Stock owned by Brantley IV. Brantley Management IV is the sole general partner of Brantley IV and, in such capacity, may be deemed to share voting and dispositive power with respect to, and to beneficially own, the shares held by Brantley IV. Brantley Management IV disclaims beneficial ownership of any such shares except to the extent of its pecuniary interest therein.

(15)	Mr. Bauer is the President and Chief Executive Officer and a director of the Company. The address of Mr. Bauer is 1805 Old Alabama Road, Suite 350, Roswell, GA 30076.

(16)	The shares include 1,136 shares of Class A Common Stock owned by Mr. Crane’s spouse through an individual retirement account. Because of the family relationship, Mr. Crane may be deemed to beneficially own all such shares. Mr. Crane is a member of the board of directors of the Company. The address for Mr. Crane is 8329 Providence Road, Charlotte, North Carolina 28277.

(17)	Mr. Valley is a member of the board of directors of the Company and beneficially owned no shares as of April 12, 2006. The address for Mr. Valley is 10817 Southern Loop Boulevard, Pineville, North Carolina 28134.

(18)	The address of Crossroads 1999 Series Direct/ Co-investment Portfolio A, L.P. is 1717 Main Street, Suite 2500, Dallas, Texas 75201. The shares are the 2,539,629 shares of Class A Common Stock issuable upon conversion of 467, 033 shares of Class B Common Stock.

(19)	The address of Crossroads Cornerstone Direct/ Co-investment Fund V, L.P. is 1717 Main Street, Suite 2500, Dallas, Texas 75201. The shares are the 2,144,981 shares of Class A Common Stock issuable upon conversion of 394,458 shares of Class B Common Stock.

(20)	Consists of (a) 330,266 shares of Class A Common Stock owned by D/V Cain Family, L.P.; (b) 718,789 shares of Class A Common Stock issuable upon conversion of 718,789 shares of Class C Common Stock owned by D/V Cain Family, L.P.; and (c) 142,863 shares of Class A Common Stock issuable to D/V Cain Family, L.P. as a result of the purchase price adjustment described under the caption “CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS.” D/V Cain Family, L.P. holds the shares formerly held in the names of Dennis M. Cain and his spouse, Valerie Cain. Mr. Cain may be deemed to beneficially own the shares owned by D/V Cain Family, L.P. as he is the manager of the general partner of the partnership. The address of D/V Cain Family, L.P. is 10700 Richmond Avenue, Suite 300, Houston, Texas 77024.

(21)	Consists of (a) 330,266 shares of Class A Common Stock owned by D/V Cain Family, L.P.; (b) 718,789 shares of Class A Common Stock issuable upon conversion of 718,789 shares of Class C Common Stock owned by D/V Cain Family, L.P.; and (c) 142,863 shares of Class A Common Stock issuable to D/V Cain Family, L.P. as a result of the purchase price adjustment described under the caption “CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS.” D/V Cain Family, L.P. holds the shares formerly held in the names of Dennis M. Cain and his spouse, Valerie Cain. Mr. Cain may be deemed to beneficially own the shares owned by D/V Cain Family, L.P. as he is the manager of the general partner of the partnership. The address of Mr. Cain is 10700 Richmond Avenue, Suite 300, Houston, Texas 77024.

(22)	Consists of (a) 266,857 shares of Class A Common Stock owned by Mr. Smith; (b) 580,780 shares of Class A Common Stock issuable upon conversion of 580,780 shares of Class C Common Stock owned by Mr. Smith; and (c) 115,433 shares of Class A Common Stock issuable to Mr. Smith as a result of the purchase price adjustment described under the caption “CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS.” Mr. Smith’s address is 10700 Richmond Avenue, Suite 300, Houston, Texas 77024.

(23)	Mr. Murdock is the Chief Financial Officer and Corporate Secretary of the Company and beneficially owned no shares as of April 12, 2006. The address for Mr. Murdock is 1805 Old Alabama Road, Suite 350, Roswell, Georgia 30076.
(24)	Consists of (a) 8,000 shares of Class A Common Stock owned by Mr. LeBlanc; (b) 328,462 shares of Class A Common Stock issuable upon exercise of warrants to purchase Class A Common Stock owned by Mr. LeBlanc; and (c) 125,000 shares of Class A Common Stock issuable pursuant to restricted stock units owned by Mr. LeBlanc. Mr. LeBlanc is a former director and President of the Company. The address for Mr. LeBlanc is 1516 River Oaks Road West, Harahan, Louisiana 70123.
(25)	The shares include (a) an aggregate of 620,856 shares of Class A Common Stock; (b) an aggregate of 1,299,569 shares of Class A Common Stock issuable upon conversion of 1,299,569 shares of Class C Common Stock; (c) an aggregate of 258,296 shares of Class A Common Stock issuable as a result of the purchase price adjustment described under the caption “CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS”; (d) an aggregate of 328,462 shares of Class A Common Stock issuable upon exercise of warrants to purchase Class A Common Stock; and (e) 125,000 shares of Class A Common Stock issuable pursuant to restricted stock units.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership of the Common Stock, on Forms 3, 4, and 5, with the SEC and to provide copies of these Forms 3, 4, and 5 to the Company. Other than as set forth in the stock ownership table above, the Company is not aware of any beneficial owner, as defined under Section 16(a), of more than 10% of the Common Stock.
          Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements of the Exchange Act applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2005, except that late filings to report the initial statement of beneficial ownership on Form 3 and statement of changes in beneficial ownership on Form 4 were made as follows:

Filing	Transaction
Date	Date	Form	Name	Title	Transaction
7/21/05	6/17/05	4	David Crane	Director	Stock option grant — 10,000 shares
3/27/06	6/17/05	4	Terrence L. Bauer	President and Chief Executive Officer	Stock option grant — 300,000 shares
3/27/06	8/31/05	4	Terrence L. Bauer	President and Chief Executive Officer	Restricted stock unit grant — 300,000 units
3/27/06	6/17/05	3 & 4	Dennis Cain	CEO, MBS	Stock option grant — 150,000 shares
3/27/06	6/17/05	4	Michael Finn	Director	Stock option grant — 17,000 shares
3/27/06	8/31/05	4	Keith G. LeBlanc	Former President and Director	Restricted stock unit grant — 250,000 units
3/27/06	6/17/05	4	Stephen H. Murdock	Chief Financial Officer and Corporate Secretary	Stock option grant — 200,000 shares
3/27/06	8/31/05	4	Stephen H. Murdock	Chief Financial Officer and Corporate Secretary	Restricted stock unit grant — 100,000 units
3/27/06	6/17/05	4	Robert Pinkas	10% Beneficial Owner	Stock option grant — 17,000 shares
3/27/06	6/17/05	3 & 4	Tom Smith	President & COO, MBS	Stock option grant — 150,000 shares
3/27/06	6/17/05	4	Joseph Valley, Jr.	Director	Stock option grant — 20,000 shares
3/31/06	6/17/05	4	Gerald McIntosh	Former Director	Stock option grant — 10,000 shares
4/12/06	9/28/05	4	Paul H. Cascio	Non-Executive Chairman	Change in beneficial ownership
4/12/06	6/17/05	4/A	Michael J. Finn	Director	Change in beneficial ownership
4/12/06	9/28/05	4	Michael J. Finn	Director	Change in beneficial ownership
4/12/06	6/17/05	4/A	Robert Pinkas	10% Beneficial Owner	Change in beneficial ownership
4/12/06	9/28/05	4	Robert Pinkas	10% Beneficial Owner	Change in beneficial ownership

PROPOSAL I —
Election of Directors
          Our Bylaws provide that our board of directors will consist of not less than three members, the exact number to be determined by resolution adopted by our board of directors. The number of directors is currently set at five. Directors are elected for a one-year term and hold office until the next annual meeting of stockholders and until their successors are elected and qualified. The directors are elected by plurality vote, which means that the five director nominees receiving the highest number of affirmative votes at the Annual Meeting shall be elected to the board of directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.
          Terrence L. Bauer, Keith G. LeBlanc, Paul H. Cascio, Michael J. Finn, David Crane, Gerald M. McIntosh, and Joseph M. Valley, Jr., were elected at the May 31, 2005 annual meeting of the stockholders to serve until their terms expire at the Annual Meeting. Messrs. McIntosh and LeBlanc resigned their position as directors effective November 3, 2005 and November 8, 2005, respectively. The board of directors determined not to fill the vacancies created by the resignations of Messrs. LeBlanc and McIntosh and to set the number of members of the board of directors at five.
          Pursuant to the Stockholders Agreement, each of Brantley III, Brantley IV and Brantley Capital (i) is entitled to nominate one person to become a member of the board of directors and (ii) has agreed to cast all votes necessary to elect as members of the board of directors of the Company the three people who have been nominated by Brantley III, Brantley IV and Brantley Capital. In accordance with the Stockholders Agreement, Brantley III, Brantley IV and Brantley Capital have nominated Paul Cascio, Michael Finn and David Crane as directors to be elected at the Annual Meeting. In accordance with the requirements of AMEX, the remaining two board nominees, Terrence L. Bauer and Joseph M. Valley, Jr., have been selected by the board of directors, as recommended by all of the independent directors. Each of the nominees have been nominated to serve until the 2007 annual meeting of stockholders or until his successor has been duly elected and qualified. All of these nominees of the board of directors are presently directors of the Company and have consented to be named as nominees and to serve as directors if elected. Should a nominee be unable or unwilling to serve as a director, the enclosed proxy will be voted for such other person or persons as the board of directors may recommend. Management does not anticipate that such an event will occur.
          The board of directors recommends a vote FOR each named nominee.
Information About the Director Nominees
          The table below sets forth the name of each of the five nominees for re-election as directors, as well as their age as of January 1, 2006, and the positions and offices held by such persons.

Name of Director	Age	Position
Terrence L. Bauer	49	Director, President, Chief Executive Officer
Paul H. Cascio	44	Director, Non-Executive Chairman of the Board, General Partner of Brantley III and Brantley IV
David Crane (1)(2)	49	Director
Michael J. Finn	56	Director, General Partner of Brantley III and Brantley IV
Joseph M. Valley, Jr. (1)(2)	58	Director

(1)           Member of Compensation Committee
(2)           Member of Audit Committee
Biographical Information
          Set forth below is certain information with respect to the directors and the Named Executive Officers (as defined herein) of the Company.
Directors
Terrence L. Bauer
Director, President and Chief Executive Officer
          Terrence L. Bauer has served as Chief Executive Officer and director of the Company since December 2004 and as President of the Company since November 2005. Prior to joining the Company, Mr. Bauer served as President, Chief

Executive Officer and director of IPS since co-founding IPS in 1996, and served as Chairman of the board of directors of IPS since 1999. Prior to co-founding IPS, Mr. Bauer was President and Chief Operating Officer of Allegiant Physician Services, a multi-specialty physician practice management company, from 1995 through mid-1996. Mr. Bauer’s tenure with Allegiant involved restructuring Allegiant. From 1991 until 1995, Mr. Bauer served as President and Chief Executive Officer of ATC Healthcare Services, Inc., a national healthcare staffing firm. Mr. Bauer arranged the successful sale of ATC in 1994 and supervised the transition of ATC into a new organizational structure in 1995. From 1987 through 1991, Mr. Bauer held various senior management positions at Critical Care America, a high technology, home infusion therapy company.
Paul H. Cascio
Director and Non-Executive Chairman of the Board
          Paul H. Cascio has served as a director and the non-executive Chairman of the board of directors since December 2004. Mr. Cascio serves as a general partner of the general partner of Brantley Venture Partners II, L.P., Brantley Venture Partners III, L.P. and Brantley Partners IV, L.P. Principals of Brantley Management Company, including Mr. Cascio, serve as investment adviser for Brantley Venture Partners, L.P., Brantley Venture Partners II, L.P., Brantley Venture Partners III, L.P. and Brantley Partners IV, L.P. These Brantley entities are part of a private equity organization founded in 1987 with approximately $300 million of committed capital under management, which has been a lead investor in over 40 privately-held companies throughout the United States. Mr. Cascio has served in various capacities with these Brantley entities and their portfolio companies from 1996 to the present. Prior to joining Brantley in May 1996, Mr. Cascio was a Managing Director and head of the General Industrial Manufacturing and Services Group in the Corporate Finance Department at Dean Witter Reynolds Inc. Mr. Cascio has a wide range of investment banking experience, having completed public debt and equity, private debt and equity, mergers and acquisitions and fairness opinion assignments for a variety of industrial, consumer product and health care related companies.
David Crane
Director
          David Crane has served as a director of the Company since December 2004. Since November, 2005 Mr. Crane has served as the President and Chief Executive Officer of NewHope Bariatrics, LLC, a start-up healthcare services company. In October 2003, Mr. Crane was appointed to the board of directors of Pediatric Services of America, Inc. (NASDAQ: PSAI), which provides a combination of pediatric home health care services through its network of branch offices. In 1989, Mr. Crane joined the original management team of MedCath Incorporated, a healthcare provider with approximately $550 million in annual revenues and served as its Chief Operating Officer until 1999 and as its President and Chief Executive Officer from 2000 until September 2003. Mr. Crane also served as a director of MedCath.
Michael J. Finn
Director
          Michael J. Finn has served as a director of the Company since December 2004. Mr. Finn currently serves as a general partner of the general partner of Brantley Venture Partners II, L.P., Brantley Venture Partners III, L.P. and Brantley Partners IV, L.P. Principals of Brantley Management Company, including Mr. Finn, serve as investment advisers for Brantley Venture Partners, L.P., Brantley Venture Partners II, L.P., Brantley Venture Partners III, L.P. and Brantley Partners IV, L.P. Mr. Finn has served in various capacities with these Brantley entities and their portfolio companies from 1995 to the present, including as a member of the board of directors of Pediatric Services of America, Inc. (NASDAQ: PSAI), which provides a combination of pediatric home health care services through its network of branch offices. From 1987 to 1995, Mr. Finn served as portfolio manager and vice president of the Venture Capital Group of Sears Investment Management Company in Chicago. In this capacity, Mr. Finn managed the development of a $150 million portfolio of private equity investments, including the investment of over $24 million directly in 25 operating companies.
Joseph M. Valley, Jr.
Director
          Joseph M. Valley, Jr. has served as director of the Company since December 2004. From December 1999 until December 2004, Mr. Valley was a director of IPS. Mr. Valley currently serves as Chairman and Chief Executive Officer of NCT, Inc., a networking connectivity services provider, and as a director for Agnes.com in Bridgewater, New Jersey. Mr. Valley formerly served as Chief Executive Officer of Seranin Software Corporation, a privately held company based in Dallas, Texas from 2002 to December 2004. Prior to Seranin Software, Mr. Valley served as President and Chief Operations Officer from 2001 to 2002 for QueryObject Systems Corporation, a global business intelligence software company providing analytical infrastructure solutions traded on the AMEX. From 1998 until 2001, Mr. Valley served as Chief Executive Officer and President of MIS USA. While at MIS USA, Mr. Valley was responsible for gaining global recognition and introducing the first solution for collaborative analytical processing.
Executive Officers Who Do Not Serve as Directors
Stephen H. Murdock
Chief Financial Officer and Corporate Secretary
          Stephen H. Murdock, C.P.A. has served as Chief Financial Officer and Corporate Secretary of the Company since December 2004. Prior to joining the Company, Mr. Murdock served as Chief Financial Officer and Treasurer of IPS since July 2002. Mr. Murdock has over 20 years of healthcare finance and accounting experience. Prior to joining IPS, Mr. Murdock served as Chief Financial Officer and Senior Vice President of Administration for SmartMail, LLC, a venture capital backed shipping and transportation company. Prior to SmartMail, he was Chief Financial Officer for Nations Healthcare, Inc. Previously, Mr. Murdock was Chief Financial Officer and Vice President of Administration for Visiting Nurse Health System, Inc. and Senior Audit Manager, Audit Manager and Staff Auditor for KPMG. Mr. Murdock is a certified public accountant.
Dennis M. Cain
Chief Executive Officer of MBS
          Dennis M. Cain has served as Chief Executive Officer of MBS since its acquisition in December 2004. Mr. Cain was founder and President of Dennis Cain Physician Solutions, LTD from 1983 through the time of its merger with MBS in December 2004. Mr. Cain has over 30 years of direct billing and account receivable management service for hospital-based physicians, specifically in the practice areas of anesthesia, pathology and radiology, primarily in the Houston and South Texas region.
Tommy M. Smith
President and Chief Operating Officer of MBS
          Tommy M. Smith has served as President and Chief Operating Officer of MBS since its acquisition in December 2004. Mr. Smith co-founded MBS in 1985, and served as President and CEO of MBS from July 1989 through the Company’s acquisition of MBS in December 2004. Mr. Smith has over 25 years of billing and healthcare accounts receivable management experience. Prior to 1985, Mr. Smith held various management positions at Computer Concepts, Inc., a computer service and medical billing firm. Mr. Smith has been a Charter Member of the Healthcare Billing and Management Association since 1993, where he attained the Certified Healthcare Billing Management Executive certification.
Meetings of the board of directors
          The current board of directors is comprised of five directors, two of whom are “independent” as defined under the corporate governance rules of AMEX. As a result of the Company no longer being a “controlled company” under the corporate governance rules of AMEX, the Company will be required to have at least 50% of its directors be “independent” as defined under the corporate governance rules of AMEX within one year from April 12, 2006. The current board of directors held five meetings during the fiscal year ended December 31, 2005, and acted pursuant to written consent on four occasions. During fiscal year 2005, each incumbent director attended at least seventy-five percent of the aggregate of (1) the total number of meetings of the board of directors and (2) the total number of meetings held by all committees of the board of directors on which he served.
          In compliance with the AMEX corporate governance rules, the independent members of the board of directors will at least annually schedule an executive session without the non-independent directors or management.
Communications with Directors
          The board of directors provides that a stockholder may send written communications to the board or any of the individual directors by addressing such written communication to the Corporate Secretary, Orion HealthCorp, Inc., 1805 Old Alabama Road, Suite 350, Roswell, Georgia, 30076. All communications will be compiled by the Corporate Secretary of the Company and submitted to the board or the individual directors on a periodic basis.

Director Attendance at the Annual Meeting
     While the Company does not have a policy requiring the members of the board of directors to attend its annual meetings of stockholders, it encourages its directors to attend and it is anticipated that most of its directors will attend the annual meetings of stockholders. Of the directors in office at the time of the 2005 annual meeting of stockholders, only Terrence L. Bauer attended the meeting.
Controlled Company Status
     AMEX has adopted minimum requirements for director independence and nominating and compensation committee membership. These requirements do not apply to any company whose ownership is controlled by a single owner or group. Prior to April 12, 2006, Brantley III, Brantley IV and Brantley Capital were affiliated entities that owned over a majority of the voting power of the issued and outstanding Common Stock of the Company. Until that time, the Company was considered a “controlled company” under the AMEX rules and, as such, was not required to comply with certain of AMEX’s rules regarding director independence and nominating and compensation committee membership.
     On April 12, 2006, Brantley IV and Brantley III filed with the SEC an amendment to their Schedule 13D relating to the Company indicating that Brantley Capital had terminated its investment advisory relationship with Brantley Capital Management on September 28, 2005, which resulted in Brantley Capital no longer being an affiliate of Brantley III or Brantley IV. Therefore, no individual or group now owns a majority of the voting power of the equity securities of the Company and the Company is no longer a “controlled company” under the listing rules of AMEX. The board of directors has since modified its nominating procedures and Compensation Committee membership to comply with the AMEX rules and the Company has one year from April 12, 2006 within which to establish a board consisting of 50% directors who are “independent” for purposes of the corporate governance standards for small business issuers of AMEX.
     The board of directors currently has two standing committees, the Compensation Committee and the Audit Committee.
Compensation Committee
     Prior to April 17, 2006, the Compensation Committee consisted of Mr. Cascio, who was the Chairman, and Mr. Valley, who is “independent” for purposes of the corporate governance standards for small business issuers of AMEX. In order to comply with the corporate governance standards for small business issuers of AMEX as a result of the change in controlled company status, the board of directors has since named Mr. Crane and Mr. Valley as the members of the Compensation Committee. Both Messrs. Crane and Valley are “independent” for purposes of the corporate governance standards for small business issuers of AMEX. The Compensation Committee provides recommendations to, and may act on behalf of, the board of directors regarding compensation matters, and administers the Company’s stock option and compensation plans. The Compensation Committee held two meetings during the fiscal year ended December 31, 2005. A copy of the Compensation Committee charter is available on the Company’s website at www.orionhealthcorp.com.
Audit Committee
     The current Audit Committee consists of Messrs. Crane and Valley, each of whom is “independent” for purposes of the corporate governance standards for small business issuers of AMEX. The Company is a “small business issuer” that files reports under the SEC Regulation S-B, and thus, is only required to have an audit committee composed of two or more independent directors. The board of directors has determined that the Audit Committee Chairman, Mr. Crane, is financially sophisticated and qualifies as an audit committee financial expert for purposes of the AMEX corporate governance rules. The Audit Committee held six meetings during the fiscal year ended December 31, 2005. A copy of the Audit Committee charter is available on the Company’s website at www.orionhealthcorp.com.
Report of the Audit Committee
               As set forth in more detail in the Audit Committee charter, the Audit Committee’s primary responsibilities include:
•	Ensuring the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements;

•	Engaging independent public auditors to audit our financial statements and perform other services related to the audit, including determining the compensation to be paid to such independent public auditors;

•	Monitoring the independence and performance of the Company’s internal auditors and independent public auditors;

•	Pre-approving all non-audit services provided to the Company by the independent public auditors;

•	Monitoring the Company’s compliance with legal and regulatory requirements; and

•	Reviewing any correspondence, report, complaint or concern that raises issues regarding the Company’s financial statements or accounting policies and establishing procedures for (1) the receipt, retention and treatment of such complaints, and (2) the confidential, anonymous submission by employees of such concerns.
     The Audit Committee recommends the selection of the Company’s independent public auditors to the board of directors and meets with the Company’s independent public auditors to discuss the scope and to review the results of the annual audit.
     The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. The Audit Committee held six meetings during 2005. All of the directors who serve on the Audit Committee are “independent” for purposes of the corporate governance standards for small business issuers of AMEX.
     The Audit Committee has reviewed the Company’s financial statements and met with both management and UMFSL, the Company’s independent public auditors, to discuss those financial statements. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.
     The Audit Committee has received from and discussed with UMFSL the written disclosure and the letter required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees. These items relate to that firm’s independence from the Company. The Audit Committee has also discussed with UMFSL any matters required to be discussed by Statement on Auditing Standards No. 61 Communication with Audit Committees, as amended.
     On the basis of these reviews and discussions, the Audit Committee recommended to the board of directors that the board of directors approve inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, for filing with the SEC.
Members of the Audit Committee
David Crane, Chairman
Joseph M. Valley, Jr.
The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
Director Nominations
     Prior to April 12, 2006, the Company was a controlled company, and, therefore, was not required by AMEX to maintain a nominating committee or to have the majority of the independent directors on the board perform the functions of a nominating committee. The Company does not have a standing nominating committee and thus, does not have a nominating committee charter. In order to comply with the corporate governance standards for small business issuers of AMEX as a result of the change in controlled company status, the board of directors has since adopted a board resolution providing that all nominations for director, other than those submitted pursuant to the Stockholders Agreement or other binding obligations of the Company, must be recommended by a majority of the independent directors on the board of directors and, setting forth procedures to be followed with respect to the director nomination process.
     The board of directors does not have a policy with regard to the consideration of any director candidate recommended by a stockholder of the Company. The board of directors has determined that it is appropriate to not have such a policy given the infrequency of such recommendations being submitted to the board of directors. However, the board of directors will consider any director candidate recommended by a stockholder when such recommendation is submitted in accordance with the Bylaws and the applicable rules of the SEC.
     The Bylaws contain detailed provisions regarding nominations by stockholders. The Bylaws provide that director nominations may be made by any stockholder of the Company who was a stockholder of record at the time the required notice is delivered to the Corporate Secretary, who is entitled to vote in the election of directors at the meeting, and who complies with the notice procedures. Such nominations must be made by timely notice in writing delivered or mailed to the Corporate Secretary by first-class United States mail, postage prepaid, and received by the Corporate Secretary at the principal executive offices of the Company not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is not held within thirty (30) days before or after such anniversary date, then for the notice by the stockholder to be timely it must be so received not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Such notice must include (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of Common Stock of the Company which are beneficially owned by each such nominee, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice, (i) their name and address, as they appear on the Company’s books, of the stockholder proposing such nomination, (ii) the class and number of shares of Common Stock of the Company which are beneficially owned by the stockholder, and (iii) any material interest of the stockholder in such nomination.
     All director candidates, other than those candidates nominated and/or appointed by third parties to which the Company has granted, by contract or otherwise, the legal right to nominate and/or appoint director candidates, are evaluated initially by those members of the board of directors who qualify as “independent” for purposes of the corporate governance standards for small business issuers of AMEX. From those candidates, the independent directors recommend, by majority vote, the director candidates from whom the full board of directors selects nominees to stand for election as directors of the Company. Those candidates receiving the recommendation of a majority of the independent directors are further evaluated by the full board of directors at that time, as necessary.
     The board of directors has identified certain qualifications that a director candidate must possess before it nominates said candidates for a position on the board of directors. The board believes that nominees for director should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders of the Company. The board also strives to ensure that the composition of the board of directors at all times adheres to independence requirements of AMEX and reflects a range of talents, ages, skills, character, and expertise, particularly in the areas of management, leadership and corporate governance, the healthcare industry and related industries sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company.
     Pursuant to the Stockholders Agreement, each of Brantley III, Brantley IV and Brantley Capital (i) is entitled to nominate one person to become a member of the board of directors and (ii) has agreed to cast all votes necessary to elect as members of the board of directors of the Company the three people who have been nominated by each of Brantley III, Brantley IV and Brantley Capital. In accordance with the Stockholders Agreement, Brantley III, Brantley IV and Brantley Capital have nominated Messrs. Cascio, Finn and Crane to be elected as directors at the Annual Meeting. In accordance with the requirements of AMEX and the procedures set forth above, the remaining two board nominees, Messrs. Bauer and Valley, have been nominated by the board of directors, as recommended by the independent directors, to be elected at the Annual Meeting.
Code of Ethics
     The board of directors has adopted a Corporate Code of Business Conduct and Ethics that is applicable to all of our officers and employees. We have posted the Corporate Code of Business Conduct and Ethics in the Investor Relations section of the Company’s website at www.orionhealthcorp.com. If, in the future, we amend, modify or waive a provision in the Corporate Code of Business and Ethics, rather than filing a Form 8-K, we may satisfy the disclosure requirement under Item 10 of Form 8-K by posting such information on our website as necessary.
DIRECTOR AND EXECUTIVE OFFICER COMPENSATION
Director Compensation
     Current directors of the Company who are not employees or affiliates of the Company receive compensation of up to $5,000 per meeting for meetings held in person and up to $500 per meeting for meetings held telephonically. Additionally, the members of the Audit Committee receive compensation of up to $1,000 per Audit Committee meeting. The

Chairman of the Audit Committee receives compensation of up to $2,500 per quarter.
     In addition, the Company granted the following stock options during the year ended December 31, 2005 to directors of the Company who are not employees of the Company as compensation for service.

			Percent of Total
	Number of Securities		Options/SARS
	Underlying Options/SARS		Granted to Employees	Exercise or	Expiration
Name	Granted		In Fiscal Year	Base Price	Date
	($)		(%)	($/sh)
Joseph M. Valley, Jr.	20,000	(1)	1.9	0.84	6/17/2015
Michael J. Finn	17,000	(2)	1.6	0.84	6/17/2015
David Crane	10,000	(3)	0.9	0.84	6/17/2015
Gerald M. McIntosh	10,000	(4)	0.9	0.84	6/17/2015
Robert P. Pinkas	17,000	(5)	1.6	0.84	6/17/2015

(1)	Mr. Valley was granted 20,000 options to acquire Class A Common Stock on June 17, 2005 pursuant to a Stock Option Agreement (Incentive Stock Option). The options were issued in accordance with the 2004 Incentive Plan, and will vest fully on the first anniversary of the date of the grant.

(2)	Mr. Finn was granted 17,000 options to acquire Class A Common Stock on June 17, 2005 pursuant to a Stock Option Agreement (Incentive Stock Option). The options were issued in accordance with the 2004 Incentive Plan, and will vest fully on the first anniversary of the date of the grant.

(3)	Mr. Crane was granted 10,000 options to acquire Class A Common Stock on June 17, 2005 pursuant to a Stock Option Agreement (Incentive Stock Option). The options were issued in accordance with the 2004 Incentive Plan, and will vest fully on the first anniversary of the date of the grant.

(4)	Mr. McIntosh was granted 10,000 options to acquire Class A Common Stock on June 17, 2005 pursuant to a Stock Option Agreement (Incentive Stock Option). The options were issued in accordance with the 2004 Incentive Plan. The options were cancelled in connection with Mr. McIntosh’s resignation from the board of directors on November 3, 2005.

(5)	Mr. Pinkas was granted 17,000 options to acquire Class A Common Stock on June 17, 2005 pursuant to a Stock Option Agreement (Incentive Stock Option). The options were issued in accordance with the 2004 Incentive Plan as compensation for Mr. Pinkas’s service as a director of IPS prior to the Company’s acquisition of IPS on December 15, 2004, and will vest fully on the first anniversary of the date of the grant.
Executive Officer Compensation
     Summary Compensation Table. The following table presents the total compensation paid during each of the Company’s last three fiscal years to each of the Company’s Chief Executive Officer, the other most highly compensated executive officers who were serving as executive officers on December 31, 2005 and whose salary and bonus exceeded $100,000, and one individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer on December 31, 2005 (collectively, the “Named Executive Officers”). All amounts include aggregate compensation paid by the Company and its subsidiaries.

						Long Term
						Compensation
		Annual Compensation				Awards			Payouts
						Restricted		Securities
				Other Annual		Stock		Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation		Award(s)		Options/SARs	Compensation
		($)	($)	($)		($)		(#)	($)
Terrence L. Bauer(1)	2005	240,000	—	6,000	(3)	—	(2)	300,000	—
Chief Executive Officer	2004	12,000	25,000	300	(3)	—		—	—
and President	2003	—	—	—		—		—	—
Stephen H. Murdock(4)	2005	189,423	—	6,000	(5)	—	(6)	200,000	—
Chief Financial Officer	2004	7,308	15,000	231	(5)	—		—	—
and Corporate Secretary	2003	—	—	—		—		—	—
Dennis M. Cain (7)	2005	175,000	—	25,000	(8)	—		150,000	—
Chief Executive Officer of MBS	2004	6,731	—	962	(8)	—		—	—
	2003	—	—	—		—		—	—
Tommy M. Smith(9)	2005	175,000	—	25,000	(10)	—		150,000	—
President and Chief Operating	2004	6,731	—	962	(10)	—		—	—
Officer of MBS	2003	—	—	—		—		—	—
Keith G. LeBlanc(11)	2005	212,390	—	4,000	(12)	—	(13)	—	134.313	(14)
Former President	2004	199,615	100,000	16,191	(15)	—		—	—
	2003	188,942	—	28,828	(16)	—		—	—

(1)	Mr. Bauer joined the Company as Chief Executive Officer on December 15, 2004, and was named President in November 2005.

(2)	Mr. Bauer was granted an aggregate of 300,000 restricted stock units for Class A Common Stock under the 2004 Incentive Plan on August 31, 2005 pursuant to a Restricted Stock Unit Award Agreement. The restricted stock units vest in equal parts on each of December 23, 2005, December 23, 2006 and December 23, 2007. Mr. Bauer elected to defer the vesting of such restricted stock units until January 1, 2008, January 1, 2009 and January 1, 2010, respectively, pursuant to the Restricted Stock Unit Deferral Plan adopted by the Company on August 31, 2005 (the “Deferral Plan”). Until the Class A Common Stock underlying the restricted stock units is issued to Mr. Bauer, dividends will not be paid with respect to the restricted stock units; however, Mr. Bauer is entitled to receive in cash a dividend equivalent, which shall equal the value of all cash or stock dividends or other distributions that would have been paid on the Class A Common Stock underlying the restricted stock units.

(3)	Includes $6,000 auto allowance paid in 2005 and $300 auto allowance paid in December 2004.

(4)	Mr. Murdock joined the Company as Chief Financial Officer and Corporate Secretary on December 15, 2004.

(5)	Includes $6,000 auto allowance paid in 2005 and $231 auto allowance paid in December 2004.

(6)	Mr. Murdock was granted an aggregate of 100,000 restricted stock units for Class A Common Stock under the 2004 Incentive Plan on August 31, 2005 pursuant to a Restricted Stock Unit Award Agreement. The restricted stock units vest in equal parts on each of December 23, 2005, December 23, 2006 and December 23, 2007. Mr. Murdock elected to defer the vesting of such restricted stock units until January 1, 2008, January 1, 2009 and January 1, 2010, respectively, pursuant to the Deferral Plan. Until the Class A Common Stock underlying the restricted stock units is issued to Mr. Murdock, dividends will not be paid with respect to the restricted stock units; however, Mr. Murdock is entitled to receive in cash a dividend equivalent, which shall equal the value of all cash or stock dividends or other distributions that would have been paid on the Class A Common Stock underlying the restricted stock units.

(7)	Mr. Cain joined the Company as Chief Executive Officer of MBS on December 15, 2004 in connection with the Company’s acquisition of DCPS.

(8)	Includes $25,000 personal expense allowance paid in 2005 and $962 personal expense allowance paid in December 2004.

(9)	Mr. Smith joined the Company as President and Chief Operating Officer of MBS on December 15, 2004 in connection with the Company’s acquisition of MBS.

(10)	Includes $25,000 personal expense allowance paid in 2005 and $962 personal expense allowance paid in December 2004.

(11)	Mr. LeBlanc joined the Company as President and Chief Executive Officer of SurgiCare on November 10, 2002, resigned as Chief Executive Officer of SurgiCare on December 15, 2004 and resigned as President and a director of the Company effective November 8, 2005.

(12)	Includes $4,000 auto allowance paid in 2005.

(13)	Mr. LeBlanc was granted an aggregate of 250,000 restricted stock units for Class A Common Stock under the 2004 Incentive Plan on August 31, 2005 pursuant to a Restricted Stock Unit Award Agreement. Pursuant to the terms of the Separation Agreement and General Release, dated November 8, 2005, between Mr. LeBlanc and the Company, (the “Separation Agreement”) the restricted stock units vest in equal parts on each of January 1, 2006 and January 1, 2007. Until the Class A Common Stock underlying the restricted stock units is issued to Mr. LeBlanc, dividends will not be paid with respect to the restricted stock units; however, Mr. LeBlanc is entitled to receive in cash a dividend equivalent, which shall equal the value of all cash or stock dividends or other distributions that would have been paid on the Class A Common Stock underlying the restricted stock units.

(14)	Pursuant to the terms of the Separation Agreement, Mr. LeBlanc received a lump sum payment of $125,000 upon termination. Mr. LeBlanc also received a lump sum payment, less applicable withholding, of $9,313 for accrued but unused paid time off, which represented 80.72 hours as of October 31, 2005.

(15)	Includes vacation payout for unused vacation time.

(16)	Includes $11,120 for living expenses, $11,372 for moving expenses and $6,336 for auto allowance.
     Option Grants in Last Fiscal Year. The following table sets forth all information concerning individual grants of stock options to any of the Named Executive Officers during the year ended December 31, 2005.

	Number of Securities	Percent of Total
	Underlying	Options/SARS
	Options/Sars	Granted to Employees	Exercise or	Expiration
Name	Granted	In Fiscal Year	Base Price	Date
	($)	(%)	($/sh)
Terrence L. Bauer	300,000 (1)	28.4	0.84	6/17/2015
Stephen H. Murdock	200,000 (2)	18.9	0.84	6/17/2015
Dennis M. Cain	150,000 (3)	14.2	0.84	6/17/2015
Tommy M. Smith	150,000 (4)	14.2	0.84	6/17/2015

(1)	Mr. Bauer was granted 300,000 options to acquire Class A Common Stock on June 17, 2005 pursuant to a Stock Option Agreement (Incentive Stock Option). The options were issued in accordance with the 2004 Incentive Plan, and vest in 1/4 increments on an annual basis commencing on the first anniversary of the date of grant.

(2)	Mr. Murdock was granted 200,000 options to acquire Class A Common Stock on June 17, 2005 pursuant to a Stock Option Agreement (Incentive Stock Option). The options were issued in accordance with the 2004 Incentive Plan, and vest in 1/4 increments on an annual basis commencing on the first anniversary of the date of grant.

(3)	Mr. Cain was granted 150,000 options to acquire Class A Common Stock on June 17, 2005 pursuant to a Stock Option Agreement (Incentive Stock Option). The options were issued in accordance with the 2004 Incentive Plan, and vest in 1/4 increments on an annual basis commencing on the first anniversary of the date of grant.

(4)	Mr. Smith was granted 150,000 options to acquire Class A Common Stock on June 17, 2005 pursuant to a Stock Option Agreement (Incentive Stock Option). The options were issued in accordance with the 2004 Incentive Plan, and vest in 1/4 increments on an annual basis commencing on the first anniversary of the date of grant.
     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Values. The following table sets forth all information concerning option exercises during the fiscal year ended December 31, 2005 and option holdings as of December 31, 2005 with respect to our Named Executive Officers. No stock appreciation rights were outstanding at the end of the fiscal year. No shares were acquired on exercise of options by our Named Executive Officers during 2005.

			Number of Securities			Value of Unexercised
			Underlying Unexercised			In-the-Money Options
			Options at Fiscal Year-End			at Fiscal Year-End
	Shares Acquired	Value	(#)			($)(1)
	on Exercise	Realized
Name	(#)	($)	Exercisable		Unexercisable	Exercisable	Unexercisable
Terrence L. Bauer	—	—	—		300,000	—	—
Stephen H. Murdock	—	—	—		200,000	—	—
Dennis M. Cain	—	—	—		150,000	—	—
Tommy M. Smith	—	—	—		150,000	—	—
Keith G. LeBlanc	—	—	328,462	(2)	—	—	—

(1)	The values of the unexercised options and warrants above are based on the difference between the exercise price of the options and warrants, as applicable, and the fair market value of the Company’s Class A Common Stock at the end of the fiscal year ended December 31, 2005, which was $0.34 per share.

(2)	Consists of the following:
•	Warrants for 4,000 shares of the Company’s Class A Common Stock were issued to Mr. LeBlanc in January 2003, have an exercise price of $4.50 per share and expire on January 31, 2008.

•	Warrants for 324,462 shares of the Company’s Class A Common Stock were issued to Mr. LeBlanc in November 2002, with an original exercise price of $3.20 per share, vesting through November 2006, and an original expiration date of November 12, 2012. Pursuant to the terms of the Separation Agreement, the vesting of these warrants was accelerated and 100% of these warrants were fully vested at December 31, 2005.

Employment and Other Agreements
     Employment Agreements. Effective December 15, 2004, the Company entered into an employment agreement with Terrence L. Bauer, for the position of Chief Executive Officer of the Company. In November 2005, Mr. Bauer was named President of the Company. The initial term of the agreement is five years, with automatic renewal at the end of the initial term and each successive renewal term thereafter for successive two-year terms. The agreement provides for a base salary of $240,000 for each of the five years in the initial term. The board of directors will review the base salary annually, and may, in its reasonable discretion, adjust the base salary. Mr. Bauer’s base salary for 2006 is $260,000. In addition, the Company may pay an annual bonus to Mr. Bauer upon the attainment of objectives determined by the board of directors. Mr. Bauer’s employment agreement includes post-employment restrictive covenants not to disclose our confidential information, or engage in activity that interferes with the Company. If Mr. Bauer is terminated without cause, the agreement provides for, among other things, a continuation of base salary through and until the end of the non-competition period, which for purposes of the employment agreement shall mean the period during the term of employment and thereafter until the second anniversary of the date of termination of Mr. Bauer’s employment with the Company. All equity incentives, including warrants, would also vest at that time.
     Effective December 15, 2004, the Company entered into an employment agreement with Keith G. LeBlanc, for the position of President of the Company. On November 8, 2005, the Company entered into the Separation Agreement with Mr. LeBlanc terminating his employment with the Company effective as of October 31, 2005. Pursuant to the terms of the Separation Agreement, Mr. LeBlanc resigned his positions as President and a director of the Company and received a lump sum payment of $125,000. Mr. LeBlanc also received a lump sum payment, less applicable withholding, of $9,313 for accrued but unused paid time off, which represented 80.72 hours as of October 31, 2005. Mr. LeBlanc was retained as a consultant to the Company, on an independent contractor basis, to assist with certain transition matters in exchange for a payment of $215,000 to be paid in equal incremental payments through October 31, 2006. In addition, Mr. LeBlanc was entitled to receive an aggregate lump sum payment totaling $125,000 at the time of the closing of the sales by the Company of its Memorial Village and San Jacinto ambulatory surgery centers, assuming the terms of the sales were substantially the same as those set forth in the letters of intent for those sales. In lieu of this lump sum payment, Mr. LeBlanc will receive payments totaling $125,000 in equal incremental payments commencing on November 1, 2006 and continuing through October 31, 2007. The vesting of the restricted stock units granted to Mr. LeBlanc in August, 2005 was accelerated to vest in equal parts on each of January 1, 2006 and January 1, 2007. Likewise, warrants previously issued to Mr. LeBlanc were modified to vest in full and be exercisable until November 2013 at a price of $0.34 per share. In exchange for these benefits, the Separation Agreement included a general release of all claims by Mr. LeBlanc against the Company arising from his employment and a restriction on his ability to engage in certain activities competitive with the Company prior to November 1, 2007.
     Effective December 15, 2004, the Company entered into an employment agreement with Stephen H. Murdock, for the position of Chief Financial Officer of the Company. The initial term of the agreement is five years, with automatic renewal at the end of the initial term and each successive renewal term thereafter for successive two-year terms. The agreement provides for a base salary of $175,000 for each of the five years in the initial term. The board of directors will review the base salary annually, and may, in its reasonable discretion, adjust the base salary. Mr. Murdock’s base salary for 2006 is $205,000. In addition, the Company may pay an annual bonus to Mr. Murdock upon the attainment of objectives determined by the board of directors. Mr. Murdock’s employment agreement includes post-employment restrictive covenants not to disclose our confidential information, or engage in an activity that interferes with the Company. If Mr. Murdock is terminated without cause, the agreement provides for, among other things, a continuation of base salary through and until the end of the non-competition period, which for purposes of the employment agreement shall mean the period during the term of employment and thereafter until the second anniversary of the date of termination of Mr. Murdock’s employment with the Company. All equity incentives, including warrants, would also vest at that time.
     Effective December 15, 2004, the Company and MBS entered into an employment agreement with Dennis M. Cain, for the position of Chief Executive Officer of MBS. The initial term of the agreement is five years, with automatic renewal at the end of the initial term and each successive renewal term thereafter for successive two-year terms. The agreement provides for a base salary of $175,000 for each of the five years in the initial term. The board of directors will review the base salary annually, and may, in its reasonable discretion, adjust the base salary. Mr. Cain’s base salary for 2006 is $190,000. In addition, the Company may pay an annual bonus to Mr. Cain upon the attainment of objectives determined by the board of directors. Mr. Cain’s employment agreement includes post-employment restrictive covenants not to disclose our confidential information, or engage in an activity that interferes with the Company. If Mr. Cain is terminated without cause, the agreement provides for, among other things, a continuation of base salary through and until the end of the non-competition period, which for purposes of the employment agreement shall mean the period during the term of employment and thereafter until the second anniversary of the date of termination of Mr. Cain’s employment with the Company. All equity incentives, including warrants, would also vest at that time.
     Effective December 15, 2004, the Company and MBS entered into an employment agreement with Tommy M. Smith, for the position of President and Chief Operating Officer of MBS. The initial term of the agreement is five years, with automatic renewal at the end of the initial term and each successive renewal term thereafter for successive two-year terms. The agreement provides for a base salary of $175,000 for each of the five years in the initial term. The board of directors will review the base salary annually, and may, in its reasonable discretion, adjust the base salary. Mr. Smith’s base salary for 2006 is $190,000. In addition, the Company may pay an annual bonus to Mr. Smith upon the attainment of objectives determined by the board of directors. Mr. Smith’s employment agreement includes post-employment restrictive covenants not to disclose our confidential information, or engage in an activity that interferes with the Company. If Mr. Smith is terminated without cause, the agreement provides for, among other things, a continuation of base salary through and until the end of the non-competition period, which for purposes of the employment agreement shall mean the period during the term of employment and thereafter until the second anniversary of the date of termination of Mr. Smith’s employment with the Company. All equity incentives, including warrants, would also vest at that time.
Stock Option Plans
     2004 Incentive Plan. On September 7, 2004, the Company’s board of directors adopted the Orion HealthCorp, Inc. 2004 Incentive Plan (the “2004 Incentive Plan”), which was approved by the Company’s stockholders at the special meeting in lieu of annual meeting of stockholders held on October 6, 2004. The 2004 Incentive Plan provides for the grant of stock incentive awards for up to 2.2 million shares of Class A Common Stock to key employees, directors and consultants of the Company. The purpose of the 2004 Incentive Plan is to enable the Company to attract and retain key personnel and directors. Awards may consist of stock options (incentive and nonstatutory), stock appreciation rights, stock awards, performance share awards, Section 162(m) awards or other awards determined by the board of directors or a committee appointed by the board of directors. Incentive stock options granted pursuant to the 2004 Incentive Plan cannot be granted at an exercise price which is less than 100% of the fair market value of the Class A Common Stock on the date of the grant. Vesting, exercisability, payment and other restrictions pertaining to any awards made pursuant to the 2004 Incentive Plan are determined by the board of directors or a committee appointed by the board of directors. The 2004 Incentive Plan was amended on June 1, 2005 to include restricted stock units as permissible awards to be issued under the plan. See the sections above titled “DIRECTOR AND EXECUTIVE COMPENSATION – Director Compensation” and “DIRECTOR AND EXECUTIVE COMPENSATION – Executive Compensation” for a listing of the specific grants that were made under the 2004 Incentive Plan in 2005. None of the employment agreements with Messrs. Bauer, Murdock, Cain and Smith obligate the Company to grant any incentive awards under the 2004 Incentive Plan.
     SurgiCare, Inc. 2001 Stock Option Plan. In October 2001, the Company’s board of directors adopted the SurgiCare, Inc. 2001 Stock Option Plan (the “2001 Plan”), which was approved by the Company’s stockholders at the annual meeting of stockholders held on November 13, 2001. Initially 140,000 shares of stock (adjusted for the Reverse Stock Split) were reserved for issuance pursuant to the 2001 Plan. Options to acquire approximately 575,786 shares of the Company’s Class A Common Stock were outstanding under the 2001 Plan at December 31, 2005. The purposes of the 2001 Plan are to advance the best interest of our stockholders and to attract, retain and motivate key employees and persons affiliated with us, and provide such persons with additional incentive to further the business, promote long-term financial success and increase stockholder value by increasing their proprietary interest in our success. The 2001 Plan permits the Company to grant stock option grants, stock appreciation rights, restricted stock awards and performance stock awards to key employees, officers, directors, and consultants. Incentive stock options granted pursuant to the 2001 Plan cannot be granted at an exercise price which is less than 100% of the fair market value of the Common Stock on the date of the grant.
Limitation of Liability and Indemnification of Officers and Directors
     The Charter and the Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We believe that the provisions in the Charter and the Bylaws are necessary to attract and retain qualified persons as directors and officers.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     The following parties have a direct or indirect material interest in transactions with the Company since the beginning of the most recently completed fiscal year and such transactions are described below:

     Paul H. Cascio and Michael J. Finn, each of whom is a director of the Company, are general partners of the general partner of Brantley Venture Partners II, L.P. (“Brantley II”), Brantley III and Brantley IV and limited partners of those funds. Mr. Cascio is a shareholder of Brantley Capital, and vice president and secretary of Brantley Capital Management. Mr. Finn is a shareholder of Brantley Capital and a manager and co-owner of Brantley Capital Management. Brantley Capital Management serves as investment adviser for, and receives advisory fees from, Brantley Venture Partners, L.P., Brantley II, Brantley III and Brantley IV.
     As of the consummation of the Restructuring, Brantley IV and its co-investors, including Brantley Capital, owned shares of Class B Common Stock and Brantley III and Brantley Capital owned shares of Class A Common Stock. By virtue of their affiliations with Brantley III, Brantley IV and Brantley Capital Management, Messrs. Cascio and Finn may be deemed to have a pecuniary interest in the shares of Class B Common Stock held by Brantley IV and the shares of Class A Common Stock held by Brantley III. (See “VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF”)
     During 2004 and prior years, each of the Company and IPS issued promissory notes to an affiliate of Brantley IV, as part of a bridge financing, the aggregate amount of such debt, including interest, was $6,037,111 as of December 15, 2004. Such bridge loans were paid by the Company with a portion of the cash invested by Brantley IV in the Restructuring. At the time the bridge loans were made, Mr. Cascio, Mr. Finn and Brantley IV were unrelated third parties with respect to the Company, and the loans were made after arms’ length negotiations on terms the Company believes were as favorable as could be obtained from other unrelated third parties.
     Brantley Capital and Brantley III each held debt of IPS and are party to the Amended and Restated Debt Exchange Agreement dated February 9, 2004, as amended on July 16, 2004 (the “Debt Exchange Agreement”). Pursuant to the Debt Exchange Agreement, Brantley Capital and Brantley III received Class A Common Stock with a fair market value equal to the amount owing to it under its loan to IPS in exchange for contribution of such debt to the Company. Pursuant to the Debt Exchange Agreement, Brantley Capital also received Class A Common Stock with a fair market value equal to the amount of certain accrued dividends owed to it by IPS in exchange for the contribution of such indebtedness. The aggregate amount of debt exchanged by the parties to the Debt Exchange Agreement was $4,375,229, which included accrued interest as of December 15, 2004, and $593,100 of debt in respect of accrued dividends.
     Brantley Capital and Brantley III previously owned an aggregate of 1,653,000 shares of the Series A-2 convertible preferred stock of IPS with a liquidation preference of approximately $6,705,037, and received 2,312,081 shares of Class A Common Stock in the Company’s acquisition of IPS. Such shares were intended to approximate the value of such liquidation preference, but were subject to reduction to the extent necessary to achieve the guaranteed allocation to holders of certain classes of IPS common stock.
     Following certain assignments of rights and additional investments pursuant to the Supplemental Stock Subscription Agreement, dated as of December 15, 2004, by and among SurgiCare, Brantley IV and certain other investors (the “Supplemental Stock Subscription Agreement”) and the Second Amendment and Supplement to Stock Subscription Agreement (the “Second Amendment and Supplement to Stock Subscription Agreement”), dated as of December 15, 2004, by and among SurgiCare, Brantley IV, Brantley Capital and certain other investors, the shares of Class B Common Stock of the Company received by Brantley IV and its co-investors constituted approximately 69.6% of the Company’s outstanding equity immediately after the consummation of the Restructuring on an as-converted basis. Brantley IV also received the option to purchase additional shares of Class A Common Stock for cash in an amount up to an aggregate of $3,000,000 from time to time after the consummation of the Restructuring, subject to the approval of a majority of the unaffiliated members of the board of directors, at a price equal to the lesser of $1.25 per share or 70% of the daily average of the high and low trading prices of the Class A Common Stock for the twenty trading days preceding the date of the closing of such investment. Brantley IV and Brantley Capital used its own cash for the acquisition of the Class B Common Stock.
     In the Restructuring, pursuant to a Registration Rights Agreement, dated as of December 15, 2004, by and among the Company, Brantley IV and certain other investors (the “Registration Rights Agreement”), Brantley IV and its co-investors and/or their permitted transferees were granted the right to request that the Company effect the registration of shares of Class A Common Stock currently issued, or issued in the future, to Brantley IV, its co-investors and/or their permitted transferees (including shares of Class A Common Stock into which shares of Class B Common Stock or other securities of the Company are convertible, collectively, “Registerable Securities”) having an anticipated net aggregate offering price of at least $5,000,000. At any time the Company otherwise proposes to register any of its equity securities, Brantley IV and its co-investors and/or their permitted transferees may request the registration of Registrable Shares. Brantley IV and its co-investors have registration rights for all of the shares of Class A Common Stock issuable upon conversion of its shares of Class B Common Stock. As of the consummation of the Restructuring, this was approximately 16,033,984 shares of Class A Common Stock but, assuming everything else remains the same, the number of shares of Class A Common Stock as to which

Brantley IV and its co-investors have registration rights will continually increase, since the conversion factor for the Class B Common Stock is designed to yield additional shares of Class A Common Stock over time pursuant to the terms thereof. The third-party beneficiaries will have registration rights for one year with respect to an aggregate of up to approximately 6,122,172 shares of Class A Common Stock.
     The Company entered into the Stockholders Agreement with Brantley III, Brantley IV and Brantley Capital, pursuant to which each of Brantley III, Brantley IV and Brantley Capital (i) is entitled to nominate one person to become a member of the board of directors and (ii) has agreed to cast all votes necessary to elect as members of the board of directors of the Company the three people who have been nominated by Brantley III, Brantley IV and Brantley Capital. In accordance with the Stockholders Agreement, Paul Cascio, Michael Finn and David Crane have been nominated to be elected as directors at the Annual Meeting.
     As part of the Restructuring, the Company entered into employment agreements with Terrence L. Bauer, a director, President and Chief Executive Officer of the Company and a stockholder of the Company, Stephen H. Murdock, the Chief Financial Officer and Corporate Secretary of the Company, Dennis M. Cain, the Chief Executive Officer of MBS and a stockholder of the Company and Tommy M. Smith, the President and Chief Operating Officer of MBS and a stockholder of the Company. (See “DIRECTOR AND EXECUTIVE COMPENSATION — Employment and Other Agreements”)
     As part of the Restructuring, holders of MBS common stock, DCPS limited partnership interests and Dennis Cain Management, LLC limited liability company interests received an aggregate of $3,000,000 in cash, promissory notes of Orion in the aggregate principal amount of $1,000,000 and 1,575,760 shares of the Company’s Class C Common Stock. The purchase price was subject to retroactive increase (including issuance of up to 450,000 additional shares of Class A Common Stock) or decrease based on the financial results of the newly formed company and its predecessors in 2004 and 2005. Pursuant to the merger agreement governing the acquisition of MBS and DCPS (“DCPS/MBS Merger Agreement”) by the Company, the adjustments were based on whether DCPS and MBS, on a combined basis, meet an earnings before income taxes, depreciation and amortization (“EBITDA”) target of $2 million for the fiscal years ended December 31, 2004 and 2005. Additionally, two of the principal owners of DCPS and MBS – Dennis M. Cain, the Chief Executive Officer of MBS and a stockholder of the Company, and Tommy M. Smith, the President and Chief Operating Officer of MBS and a stockholder of the Company – as part of the employment agreements executed in connection with the DCPS/MBS Merger, were entitled to receive additional payments up to $175,000 each based on the amount by which EBITDA of DCPS and MBS, on a combined basis, exceeded $1.2 million for the year ended December 31, 2005. The Company has accrued a liability in the amount of $840,286 as of December 31, 2005 based on this provision of the DCPS/MBS Merger Agreement and adjusted the purchase price accordingly. The Company will also issue 285,726 shares of Class A Common Stock as a result of this purchase price adjustment. In addition, 75,758 shares of Orion’s Class A Common Stock were reserved for issuance at the direction of the sellers of the DCPS and MBS equity, which includes Mr. Cain and Mr. Smith. Each share of Class C Common Stock was convertible into one share of Class A Common Stock at December 31, 2005.
     In connection with the Restructuring, the Company entered into the Loan and Security Agreement dated as of December 15, 2004, by and among the Company, certain of its affiliates and subsidiaries and CIT Healthcare, LLC (formerly known as Healthcare Business Credit Corporation) (“CIT”) (the “Loan and Security Agreement”) and revolving credit note with CIT. Pursuant to the Guaranty Agreement (the “Brantley IV Guaranty”), dated as of December 15, 2004, provided by Brantley IV to CIT, Brantley IV agreed to provide a deficiency guaranty in the amount of $3,272,727. Pursuant to the Guaranty Agreement (the “Brantley Capital Guaranty”; and together with the Brantley IV Guaranty, collectively, the “Guaranties”), dated as of December 15, 2004, provided by Brantley Capital to CIT, Brantley Capital agreed to provide a deficiency guaranty in the amount of $727,273. The Company issued warrants to purchase an aggregate of 25,000 shares of Class A Common Stock, at an exercise price of $0.01 per share, to Brantley IV and Brantley Capital in consideration for deficiency Guaranties in the aggregate amount of $4,000,000 by Brantley IV and Brantley Capital in connection with the new credit facility.
     On March 16, 2005, Brantley IV loaned the Company an aggregate of $1,025,000 (the “First Loan”). On June 1, 2005, the Company executed a convertible subordinated promissory note in the principal amount of $1,025,000 (the “First Note”) payable to Brantley IV to evidence the terms of the First Loan. The material terms of the First Note are as follows: (i) the First Note is unsecured; (ii) the First Note is subordinate to the Company’s outstanding loan from CIT and other indebtedness for monies borrowed, and ranks pari passu with general unsecured trade liabilities; (iii) principal and interest on the First Note is due in a lump sum on April 19, 2006 (the “First Note Maturity Date”); (iv) the interest on the First Note accrues from and after March 16, 2005, at a per annum rate equal to nine percent (9.0%) and is non-compounding; (v) if an event of default occurs and is continuing, Brantley IV, by notice to the Company, may declare the principal of the First Note to be due and immediately payable; and (vi) on or after the First Note Maturity Date, Brantley IV, at its option, may convert all or a portion of the outstanding principal and interest due of the First Note into shares of Class A Common Stock of the

Company at a price per share equal to $1.042825 (the “First Note Conversion Price”). The number of shares of Class A Common Stock to be issued upon conversion of the First Note shall be equal to the number obtained by dividing (x) the aggregate amount of principal and interest to be converted by (y) the First Note Conversion Price (as defined above); provided, however, the number of shares to be issued upon conversion of the First Note shall not exceed the lesser of: (i) 1,159,830 shares of Class A Common Stock, or (ii) 16.3% of the then outstanding Class A Common Stock. As of March 31, 2006, if Brantley IV were to convert the First Note, the Company would have to issue 1,076,283 shares of Class A Common Stock. The Company is in the process of negotiating an extension on the First Note.
     On April 19, 2005, Brantley IV loaned the Company an additional $225,000 (the “Second Loan”). On June 1, 2005, the Company executed a convertible subordinated promissory note in the principal amount of $225,000 (the “Second Note”) payable to Brantley IV to evidence the terms of the Second Loan. The material terms of the Second Note are as follows: (i) the Second Note is unsecured; (ii) the Second Note is subordinate to the Company’s outstanding loan from CIT and other indebtedness for monies borrowed, and ranks pari passu with general unsecured trade liabilities; (iii) principal and interest on the Second Note is due in a lump sum on April 19, 2006 (the “Second Note Maturity Date”); (iv) the interest on the Second Note accrues from and after April 19, 2005, at a per annum rate equal to nine percent (9.0%) and is non-compounding; (v) if an event of default occurs and is continuing, Brantley IV, by notice to the Company, may declare the principal of the Second Note to be due and immediately payable; and (vi) on or after the Second Note Maturity Date, Brantley IV, at its option, may convert all or a portion of the outstanding principal and interest due of the Second Note into shares of Class A Common Stock of the Company at a price per share equal to $1.042825 (the “Second Note Conversion Price”). The number of shares of Class A Common Stock to be issued upon conversion of the Second Note shall be equal to the number obtained by dividing (x) the aggregate amount of principal and interest to be converted by (y) the Second Note Conversion Price (as defined above); provided, however, the number of shares to be issued upon conversion of the Second Note shall not exceed the lesser of: (i) 254,597 shares of Class A Common Stock, or (ii) 3.6% of the then outstanding Class A Common Stock. As of March 31, 2006, if Brantley IV were to convert the Second Note, the Company would have to issue 234,423 shares of Class A Common Stock. The Company is in the process of negotiating an extension on the Second Note.
     Additionally, in connection with the First Loan and the Second Loan, the Company entered into a First Amendment to the Loan and Security Agreement (the “First Amendment”), dated March 22, 2005, with certain of the Company’s affiliates and subsidiaries, and CIT, whereby its $4,000,000 secured two-year revolving credit facility has been reduced by the amount of the loans from Brantley IV to $2,750,000. As a result of the First Amendment, the Brantley IV Guaranty was amended by the Amended and Restated Guaranty Agreement, dated March 22, 2005, which reduced the deficiency guaranty provided by Brantley IV by the amount of the First Loan to $2,247,727. Also as a result of the First Amendment, the Brantley Capital Guaranty was amended by the Amended and Restated Guaranty Agreement, dated March 22, 2005, which reduced the deficiency guaranty provided by Brantley Capital by the amount of the Second Loan to $502,273.
     On June 17, 2005, the Company granted stock options to certain employees, officers, directors and former directors of the Company’s 2004 Incentive Plan, including Terrence L. Bauer, a director, President and Chief Executive Officer of the Company and a stockholder of the Company, Stephen H. Murdock, Chief Financial Officer and Corporate Secretary of the Company, Dennis M. Cain, the Chief Executive Officer of MBS and a stockholder of the Company and Tommy M. Smith, the President and Chief Operating Officer of MBS and a stockholder of the Company. (See “DIRECTOR AND EXECUTIVE COMPENSATION — Executive Officer Compensation”) As part of the aforementioned stock option grants, the Company granted stock options to Joseph M. Valley, Jr., current director of the Company and former director of IPS, Michael J. Finn, current director of the Company and former director of IPS, David Crane, current director of the Company, Gerald M. McIntosh, former director of the Company, and Robert P. Pinkas, former director of IPS. The options granted to Mr. McIntosh were cancelled in connection with Mr. McIntosh’s resignation from the board of directors on November 3, 2005. (See “DIRECTOR AND EXECUTIVE COMPENSATION — Director Compensation”)
     On August 31, 2005, the Company granted restricted stock units to Terrence L. Bauer, a director, President and Chief Executive Officer of the Company and a stockholder of the Company, Stephen H. Murdock, Chief Financial Officer and Corporate Secretary of the Company, and Keith G. LeBlanc, former President of the Company. (See “DIRECTOR AND EXECUTIVE COMPENSATION — Executive Officer Compensation”)
     Our Corporate Code of Business Conduct and Ethics addresses any conflicts of interests on the part of any employees that might cast doubt on an employee’s ability to act objectively when representing us. In addition to setting guidelines, the Corporate Code of Business Conduct and Ethics provides that each potential conflict of interest will be reviewed and the final decision as to the existence of a conflict made by our chief executive officer. Further, the Audit Committee, in accordance with the AMEX corporate governance rules, reviews all related party transactions involving our directors or executive officers.

     Election of each of the nominated directors requires the approval of a plurality of the votes cast by the stockholders of the Company at the Annual Meeting. The board of directors recommends that stockholders vote “FOR” the election of each of the individuals named herein as nominees for directors of the Company.
PROPOSAL II —
Appointment of Our Independent Public Auditors
     Subject to stockholder approval, the Audit Committee of the board of directors has appointed the firm of UMFSL, independent certified public accountants, to be the Company’s independent certified public auditors for the fiscal year ending December 31, 2006. UMFSL also served as the Company’s independent certified public auditors for the fiscal years ended December 31, 2005 and 2004. A representative of UMFSL is expected to be available at the Annual Meeting to respond to stockholders’ questions and will have the opportunity to make a statement if he or she so desires.
Audit Fees
     The aggregate fees billed by UMFSL for professional services rendered for the audit of the Company’s annual financial statements included in the Company’s Annual Reports on Form 10-KSB for the fiscal years ended December 31, 2005 and 2004 and for the reviews of the Company’s financial statements included in the Company’s Quarterly Reports on Form 10-QSB during the fiscal years ended December 31, 2005 and 2004 totaled $276,465 and $332,034, respectively. The 2004 fees include $131,534 that was billed in 2004 related to services rendered in 2004 and $200,500 that was billed in 2005 related to services rendered in 2004.
Audit-Related Fees
     The aggregate fees billed by UMFSL for professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements for the fiscal years ended December 31, 2005 and 2004 and that are not included in the Audit Fees listed above were approximately $0 and $8,349, respectively. These “audit-related fees” were for services including research and consultation in connection with the agreement and plan of merger with DCPS and MBS.
Tax Fees
     The aggregate fees billed by UMFSL for professional services rendered for tax compliance, tax advice, and tax planning for the fiscal years ended December 31, 2005 and 2004 were approximately $2,211 and $111,074, respectively.
     These “tax fees” were for services related to the preparation of Federal and State income tax returns, calculation of quarterly estimated tax payments and the calculation of bonus depreciation. The 2004 fees include $36,343 that was billed in 2004 related to services rendered in 2004 and $74,731 that was billed in 2005 related to services rendered in 2004.
All Other Fees
     There were no fees billed by UMFSL for all other services rendered for 2005 and 2004, other than as stated in the above sections.
Pre-Approval Policies and Procedures
     The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent public auditors. These services may include audit services, audit related services, tax services and other services. In 2005, the Audit Committee pre-approved 100% of all audit services performed by the independent public auditors. There were no hours expended, billed or performed by any persons other than the full time, permanent employees of the independent public auditors.
Vote Required and Board Recommendation
     Approval of the ratification of the appointment of our independent public auditors will require the affirmative vote of a majority of the total number of shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote.
     The board of directors recommends that the stockholders vote “FOR” ratification of the appointment of

UHY Mann Frankfort Stein & Lipp CPAs, L.L.P., as the Company’s independent public auditors for the year ending December 31, 2006.
MISCELLANEOUS
     The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock.
     The Company’s Annual Report to Stockholders for the year ended December 31, 2005, including financial statements, is being mailed with this proxy statement to all stockholders of record as of the close of business on the record date for the Annual Meeting. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company.
     The board of directors provides that a stockholder may send written communications to the Board or any of the individual directors by addressing such written communication to the Corporate Secretary, Orion HealthCorp, Inc., 1805 Old Alabama Road, Suite 350, Roswell, Georgia, 30076. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board or the individual directors on a periodic basis.
STOCKHOLDER PROPOSALS
     The board of directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the persons named in the accompanying proxy.
     In order to be eligible for inclusion in the Company’s proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at that meeting must be received at the Company’s executive offices at 1805 Old Alabama Road, Suite 350, Roswell, Georgia, 30076, no later than December 21, 2006.
     In the event the Company receives notice of a stockholder proposal to take action at next year’s annual meeting of stockholders that is not submitted for inclusion in the Company’s proxy material, or is submitted for inclusion but is properly excluded from the proxy material, the persons named in the proxy sent by the Company to its stockholders may exercise their discretion to vote on the stockholder proposal in accordance with their best judgment if notice of the proposal is not received at the Company’s executive offices by February 4, 2007.
FORM 10-KSB
     A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE FOR THE ANNUAL MEETING UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, ORION HEALTHCORP, INC., 1805 OLD ALABAMA ROAD, SUITE 350, ROSWELL, GEORGIA 30076.
INCORPORATION BY REFERENCE
     We have elected to “incorporate by reference” certain information into this Proxy Statement. The information incorporated by reference is deemed to be part of this Proxy Statement, except for information incorporated by reference that is superseded by information contained in this Proxy Statement, any applicable supplements to this Proxy Statement or any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference in this Proxy Statement. This Proxy Statement incorporates by reference the Company’s Form 10-KSB included in our 2005 Annual Report to Stockholders, a copy of which is enclosed.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen H. Murdock
Corporate Secretary

Roswell, Georgia
April 20, 2006

ORION HEALTHCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 12, 2006
     The undersigned hereby appoints Terrence L. Bauer and Stephen H. Murdock, and each of them or their designees, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Class A Common Stock, Class B Common Stock and Class C Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”), to be held on Friday, May 12, 2006, at 8:00 a.m. local time, at 1805 Old Alabama Road, Roswell, Georgia 30076, or at any and all adjournments or postponements thereof, in the following manner:

FOR ALL NOMINEES
	(EXCEPT AS MARKED	WITHHOLD FOR ALL
	BELOW)	NOMINEES
Proposal I — The election as director of the nominees listed below with terms expiring in 2007:

Terrence L. Bauer
Paul H. Cascio
Michael J. Finn
David Crane
Joseph M. Valley, Jr.
     Instructions: To withhold your vote for a nominee, write the nominee’s or nominees’ name(s) on the line provided below.

	FOR	AGAINST	ABSTAIN
Proposal II — Ratification of the Appointment of UHY Mann Frankfort Stein & Lipp CPAs, L.L.P.
     In their discretion, these attorneys and proxies are authorized to vote in their discretion upon any other business as may properly come before the Annual Meeting and all adjournments or postponements thereof.
     The board of directors recommends a vote “FOR” each of the above listed nominees and the indicated proposition.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
     Should the undersigned be present and elect to vote at the Annual Meeting, or at any adjournment thereof, and after notification to the Corporate Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Corporate Secretary of the Company of his or her decision to terminate this proxy. Such subsequently dated proxy must be received by the Corporate Secretary of the Company prior to the date of the Annual Meeting.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 20, 2006 and the Company’s 2005 Annual Report to Stockholders.
Dated:                                         , 2006

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER
Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

2